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                                                             EXHIBIT NUMBER 11.1


            INFORMATION MANAGEMENT RESOURCES, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         Year ended December 31,
                                                             1997               1996
                                                         -----------        ------------
Net income                                               $   11,895
                                                         ==========
Pro Forma Net Income                                                        $    2,545
                                                                            ==========

BASIC:
   Weighted average common shares outstanding                24,129             15,458
                                                         ==========         ==========
   Basic earnings per share                              $     0.49
                                                         ==========
   Pro forma basic earnings per share                                       $     0.16
                                                                            ==========

DILUTED:
   Common Shares                                             24,129             15,458
   Stock Option Plans
      Shares under option at year-end                        10,756             11,438
      Treasury Shares which could be purchased                 (418)              (525)
                                                         ----------         ----------

Weighted average common and
 common equivalent shares outstanding                        34,467             26,371
                                                         ==========         ==========

Diluted earnings per share                               $     0.35
                                                         ==========
Pro forma diluted earnings per share                                        $     0.10
                                                                            ==========
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